UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 19, 2004

VA Software Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-28369 (Commission File Number)	77-0399299 (I.R.S. Employer Identification Number)

46939 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 687-7000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On November 19, 2004, VA Software Corporation (the "Registrant") entered into a Separation Agreement and Release (the "Separation Agreement") with Patrick Ferrell, former senior vice president and general manager of the Registrant's OSTG, Inc. subsidiary. Pursuant to the Separation Agreement, Mr. Ferrell will receive a separation payment in the amount of twenty-five thousand three hundred eighty-four dollars and fifty-nine cents ($25,384.59), less applicable withholding and other usual deductions. This Separation Agreement will become effective on November 26, 2004, unless Mr. Ferrell chooses to exercise his right of revocation. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Patrick Ferrell, the senior vice president and general manager of OSTG, Inc., a wholly-owned subsidiary of the Registrant, resigned effective as of November 19, 2004.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits:
Exhibit No.	Description
10.1	Separation Agreement and Release between VA Software Corporation and Patrick Ferrell, dated November 19, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VA SOFTWARE CORPORATION a Delaware corporation
Dated: November 19, 2004	By:	/s/ Kathleen R. McElwee
Kathleen R. McElwee
Senior Vice President and Chief Financial Officer